Exhibit 99.1

WAIVER TO AGREEMENT AND PLAN OF MERGER

This WAIVER TO AGREEMENT AND PLAN OF MERGER (this “Waiver”), dated June 20, 2025, is made by and among Transom Axis AcquireCo, LLC, a Delaware limited liability company (“Parent”), Transom Axis MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and SigmaTron International, Inc., a Delaware corporation (the “Company”), and waives certain provisions (as set forth herein) of that certain Agreement and Plan of Merger, dated May 20, 2025 (as the same may be amended, modified or restated in accordance with the terms thereof, the “Merger Agreement”), by and among Parent, Merger Sub and the Company. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the parties hereto have agreed to extend the time under Section 1.1(a) of the Merger Agreement by which the Offer is to be commenced pursuant to the Merger Agreement as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.   Extension of Commencement of the Offer under Section 1.1(a) of the Merger Agreement. The parties hereto acknowledge and agree that the reference in the first sentence of Section 1.1(a) of the Merger Agreement that the Offer be commenced thereunder no later than 20 Business Days after the date of the  Merger Agreement is hereby extended to 25 Business Days after the date of the Merger Agreement (June 26, 2025) or such other date as may be agreed to between the Company and Parent.

2.  Counterparts; Effectiveness. Except as otherwise expressly provided herein, the terms, provisions and conditions of the Merger Agreement shall remain unchanged and the Merger Agreement shall be construed in a manner consistent with this Waiver. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREO, the parties have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first written above.

TRANSOM AXIS ACQUIRECO, LLC

By:	/s/ Russell Roenick
	Name:	Russell Roenick
	Title:	President

TRANSOM AXIS MERGERSUB, INC.

By:	/s/ Russell Roenick
	Name:	Russell Roenick
	Title:	President

SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead
	Name:	Gary R. Fairhead
	Title:	Chief Executive Officer